                                                                   EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of divine, inc. of our reports dated February 13, 2002, except as to Note 18, which is as of March 7, 2002, relating to the financial statements and financial statement schedule, which appear in Viant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of Viant" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
August 19, 2002